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                                 EXHIBIT 99.2

               THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
                    RESTATED CONSOLIDATED STATEMENT OF INCOME
                                    UNAUDITED

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(In millions, except per share)                                                                 Three Months Ended
                                                                      --------------------------------------------------------------
                                                                           Mar 31,       Jun 30,         Sep 30,          Dec 31,
                                                                            1997           1997            1997            1997
                                                                        ----------      ----------      ----------      ----------

NET SALES                                                              $   3,208.7     $   3,289.9     $   3,298.7     $   3,268.0

Cost of Goods Sold                                                         2,453.1         2,524.6         2,536.3         2,501.6
Selling, Administrative and General Expense                                  466.3           462.4           465.8           492.2
Asset Writedown and Other Rationalizations                                      --              --              --           265.2
Interest Expense                                                              31.0            32.5            28.4            27.6
Other Expense                                                                  7.6             3.3             7.3             6.3
Foreign Currency Exchange                                                     (3.1)           (3.1)          (10.1)          (17.8)
Minority Interest in Net Income of Subsidiaries                               11.5            11.7            11.9             9.5
                                                                         ---------       ---------       ---------       ---------
Income (Loss) from Continuing Operations before Income Taxes                 242.3           258.5           259.1           (16.6)
United States and Foreign Taxes on Income                                     82.1            76.8            74.3           (12.3)
                                                                         ---------       ---------       ---------       ---------
INCOME (LOSS) FROM CONTINUING OPERATIONS                                     160.2           181.7           184.8            (4.3)

Discontinued Operations                                                       10.2            10.5             9.3             6.3
                                                                         ---------       ---------       ---------       ---------
NET INCOME                                                               $   170.4       $   192.2       $   194.1       $     2.0
                                                                         =========       =========       =========       =========


PER SHARE OF COMMON STOCK - BASIC:

    Income (Loss) from Continuing Operations                                 $1.02           $1.17           $1.18          ($0.03)
    Discontinued Operations                                                  $0.07           $0.06           $0.07           $0.04
                                                                             -----           -----           -----           -----
    Net Income                                                               $1.09           $1.23           $1.25           $0.01
                                                                             =====           =====           =====           =====

Average Shares Outstanding                                                   156.4           155.8           156.2           156.5


PER SHARE OF COMMON STOCK - DILUTED:

    Income (Loss) from Continuing Operations                                 $1.01           $1.16           $1.16          ($0.03)
    Discontinued Operations                                                  $0.07           $0.06           $0.06           $0.04
                                                                             -----           -----           -----           -----
    Net Income                                                               $1.08           $1.22           $1.22           $0.01
                                                                             =====           =====           =====           =====

Average Shares Outstanding                                                   158.0           157.7           158.3           158.6


CASH DIVIDENDS PER SHARE                                                     $0.28           $0.28           $0.28           $0.30
                                                                             =====           =====           =====           =====

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                                   X-99.2-1